                                                                    Exhibit 11.1

                    Computation of Shares Used in Computing
                              Net Income Per Share



                                                Three Months Ended                Nine Months Ended
                                          -----------------------------     -----------------------------
                                          October 2,      September 26,     October 2,      September 26,
                                             1999             1998             1999              1998
                                          ----------      -------------     ----------      -------------
Common shares, beginning of period        18,075,758       17,711,422       17,979,812       17,711,422
Common stock equivalents                   2,622,862        1,954,583        2,297,232        1,824,855
Treasury stock buyback                    (2,008,292)      (1,219,107)      (1,700,914)        (946,033)
Weighted average shares issued                17,704          129,096           81,813           82,523
                                          ----------       ----------       ----------       ----------
                                          18,708,032       18,575,994       18,657,943       18,672,767
                                          ==========       ==========       ==========       ==========

